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EXHIBIT 2.3

BY-LAWS
OF
INTERSTATE PROTECTORS CORPORATION

ARTICLE I—OFFICES

    The principal office of the corporation in the State of Utah shall be located in the City of Salt Lake, County of Salt Lake. The corporation may have such other offices, either within or without the State of Incorporation as the Board of Directors may designate or as the business of the corporation may from time to time require.

ARTICLE II—STOCKHOLDERS

1.  ANNUAL MEETING.

    The annual meeting of the stockholders shall be held on the 30th day of June in each year, beginning with the year 1983, at the hour of one o'clock p.m. for the purpose of electing directors and for the transaction of such other business as may come before the meeting. If the day fixed for the annual meeting shall be a legal holiday, such meeting shall be held on the next succeeding business day.

2.  SPECIAL MEETINGS. UCS S 16-10-26

    Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute, may be called by the president or by the directors, and shall be called by the president or by the directors, and shall be called by the president at the request of the holders of not less than ten percent of all the outstanding shares of the corporation entitled to vote at the meeting.

3.  PLACE OF THE MEETING.

    The directors may designate any place, either within or without the State unless otherwise prescribed by statute, as the place of meeting for any annual meeting or for any special meeting called by the directors. A waiver of notice signed by the all stockholders entitled to vote at a meeting may designate any place, either within or without the State unless otherwise prescribed by statute, as the place for such holding such meeting. If no designation is made, or if a special meeting be otherwise called place of meeting shall be the principal office of the corporation.

4.  NOTICE OF MEETING. UCA S 16-10-27

    Written or printed notice stating the place, day and hour of the meeting and, in case of a special meeting and, the purpose or purposes for which the meeting is called shall be delivered not less than ten nor more than fifty days before the date of the meeting, either personally or by mail, by or at the direction of the president, or the secretary, or the officers or persons calling the meeting, to each stockholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail. Addressed o the stockholder at his address as it appears on the stock transfer books of the corporation, with postage thereon prepaid.

5.  CLOSING OF TRANSFER BOOKS OR FIXING OF RECORD DATE. UCA S 16-20-28

    For the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or stockholders entitled to receive payment of any dividend, or in order to make a determination of stockholders for any other proper purpose, the directors of the corporation may provide that the stock transfer books shall be closed for a stated period but not to exceed, in case, fifty days. If the stock transfer books shall be closed for the purpose of determining stockholders entitled to notice of or to vote at a meeting of stockholders, such books shall be close for at least ten days immediately preceding such meeting. In lieu of closing the stock transfer books, the director may fix in advance a date as the record date for any such determination of stockholders. When a determination of stockholders entitles to vote at any meeting of stockholders has been made as provided in this section, such determination shall apply to any adjournment thereof.

6.  VOTING LISTS. UCA S 16-10-29

    The officer or agent having charge of the stock transfer books for shares of the corporation shall make, at least ten days before each meeting of stockholders, a complete list of the stockholders entitled to vote at such meeting, or any adjournment thereof, arranged in alphabetical order, with the address f and the number of shares held by each, shall be kept on file at the principal office of the corporation and shall be subject to inspection by any stockholder at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any stockholder during the whole time of the meeting. The original stock transfer book shall be prima facie evidence as to who are the stockholders entitled to examine such list of transfer books or to vote at the meeting of stockholders.

7.  QUORUM. UCA S 16-10-30

    At any meeting of stockholders a majority of the outstanding shares of the corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of stockholders. If less than said number of the outstanding shares are presented at a meeting, a majority of the shares so represented may adjourn the meeting form time to time without further notice. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. The stockholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

8.  PROXIES. UCA S 16-10-30

    At all meeting of stockholders, a stockholder may vote by proxy executed in writing by the stockholder or by his duly authorized attorney in fact. Such proxy shall be filed with the secretary of the corporation before or at the time of the meeting.

9.  VOTING. UCA S 16-10-30

    Each stockholder entitled to vote in accordance with the terms and provisions of the Certificate of Incorporation and these By-Laws shall be entitled to one vote, in person or by proxy, for each share of stock entitled to vote held by such stockholders. Upon the demand of any stockholder, the vote for directors and upon any question before the meeting shall be by ballot. All elections for directors shall be decided by majority vote except as otherwise provided by the Certificate of Incorporation of the Laws of this State.

10.  ORDER OF BUSINESS.

    The order of business at all meetings of the stockholders shall be as follows:

Roll call.
Proof of notice of meeting or waiver of notice.
Reading of minutes of preceding meeting.
Reports of Officers.
Reports of Committees.
Election of Directors.
Unfinished Business.
New Business.

11.  INFORMAL ACTION BY STOCKHOLDERS. UCA S 16-10-138

    Unless otherwise provided by law, any action required to be taken at a meeting of the shareholders, or any other action which may be taken at a meeting of the shareholders, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof.

ARTICLE III—BOARD OF DIRECTORS

1.  GENERAL POWERS. UCA S 16-10-33

    The business and affairs of the corporation shall be managed by its Board of Directors. The directors shall be in all cases act as a board, and they may adopt such rules and regulations for the conduct of their meetings and the management of the corporation, as they may deem proper, not inconsistent with these By-laws and the laws of this State.

2.  NUMBER, TENURE AND QUALIFICATIONS.

    The number of the directors of the corporation shall be not more than nine (9) or less than three (3). Each director shall hold office until the next annual meeting of stockholders and until is successor shall have been elected and qualified.

3.  REGULAR MEETINGS.  UCA  S 16-10-40

    A regular meeting of the directors shall be held without other notice than this By-law immediately after, and at the same place as, the annual meeting of the stockholders. The directors may provide by resolution, the time and place for the holding of additional regular meetings without other notice than such resolution.

4.  SPECIAL MEETINGS.

    Special meetings of the directors may be called by or at the request of the president or any two directors. The person or persons authorized to call special meetings of the directors may fix the place for holding any special meeting of the directors called by them.

5.  NOTICE.  UCA  S 16-10-40

    Notice of any special meeting shall be given at least two days previously thereto by written notice delivered personally, or by telegram or mailed to each director at his business address. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail so addressed, with postage thereon prepaid. If notice be given by telegram such notice shall be deemed to be delivered when the telegram is delivered to the telegraph company. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

6.  QUORUM. UCA S 16-10-38

    At any meeting of the directors a majority shall constitute a quorum for the transaction of business, but if less than said number is present at a meeting, a majority of the directors present may adjourn the meeting form time to time without further notice.

7.  MANNER OF ACTING.

    The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the directors.

8.  NEWLY CREATED DIRECTORS AND VACANCIES.

    Newly created directorships resulting form the an increase n the number of directors and vacancies occurring in the board for any reason except the removal of directors without cause may be filled by a vote of a majority of the directors then in office, although less than a quorum exists. Vacancies occurring by reason of the removal of directors without cause shall be filled by vote of the stockholders. A director elected to fill a vacancy caused by resignation, death or removal shall be elected to hold office for the unexpected term of his predecessor.

9.  REMOVAL OF DIRECTORS.

    Any or all of the directors may be removed for cause by vote of the stockholders or by action of the board. Directors may be removed without cause only by vote of the stockholders.

10.  RESIGNATION.

    A director may resign at any time by giving written notice to the board, the president or the secretary of the corporation. Unless otherwise specified in the notice, the resignation shall take effect upon receipt thereof by the board of such officer, and the acceptance of the resignation shall not be necessary to make it effective.

11.  COMPENSATION.

    No compensation shall be paid to directors, as such, for their services, but by resolution for the board a fixed sum and expenses for actual attendance at each regular or special meeting of the board may be authorized. Nothing herein contained shall be construed to preclude any director form saving the corporation in any other capacity and receiving compensation therefore.

12.  PRESUMPTION OF ASSENT.

    A director of the corporation who is present at a meeting of the directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the secretary of the meeting before the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

13.  EXECUTIVE AND OTHER COMMITTEES.

    The board, by resolution, may designate form among its members am executive committee and other committees, each consisting of three or more directors. Each such committee shall serve at the pleasure of the board.

14.  ACTION WITHOUT A MEETING. UCA S 16-10-40

    Any action that may be taken by the Board of Directors at a meeting may be taken without a meeting if a consent in writing, setting forth the action so to be taken, shall be signed before such action by all of the directors.

ARTICLE IV—OFFICERS

1.  NUMBER.

    The officers of the corporation shall be president, a vice-president, a secretary and a treasurer, each of whom shall be elected by the directors. Such other officers and Assistant officers as may be deemed necessary may be elected or appointed by the directors.

2.  EXECUTIION AND TERM OF OFFICE.

    The officers of the corporation to be elected by the directors shall be elected annually at the first meeting of the directors held after each annual meeting of the stockholders. Each officer shall hold office until his successor shall have been duly elected and shall have qualified or until his death or until he shall resign or shall have been removed in the manner hereinafter provided.

3.  REMOVAL.

    Any officer or agent elected or appointed by the directors may be removed by the directors whenever in their judgment the best interests of the corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any of the person removed.

4.  VACANCIES.

    A vacancy in any office because of death, resignation, removal, disqualification or otherwise, may be filled by the directors for the unexpired portion of the term.

5.  PRESIDENT.

    The president shall be the principal executive officer of the corporation and, subject to the control of the directors, shall in general supervise and control all of the business and affairs of the corporation. He shall, when present, preside at all meetings of the stockholders and of the directors. He may sign, with the secretary or any other proper officer of the corporation thereunto authorized by the directors, certificates for shares of the corporation, any deeds, mortgages, bonds, contracts, or other instruments which the directors have authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the directors or by these By-Laws to some other officer or agent of the corporation, or shall be required by law to be otherwise signed or executed; and in general shall perform all duties incident to the office of president and such other duties as may be prescribed by the directors from time to time.

6.  VICE-PRESIDENT.

    In the absence of the president or in the event of his death, inability or refusal to act, the vice-president shall perform the duties of the president, and when so acting, shall have all powers of and be subject to all the restrictions upon the president. The vice-president shall perform such other duties as from time to time may be assigned to him by the president or by the directors.

7.  SECRETARY.

    The secretary shall keep the minutes of the stockholders' and of the directors' meetings in one or more books provided for that purpose, so that all notices are duly given in accordance with the provisions of these by laws or as required, by custodian of the corporate records and of the seal of the corporation and keep a register of the post office address of each stockholder which shall be furnished to the secretary by such stockholders, have general charge of the stock transfer books of the corporation and in general perform all duties incident to the office of secretary and such other duties as from time to time may be assigned to him by the president or by the directors.

8.  TREASURER.

    If required by the directors, the treasurer shall give a bond for the faithful discharge of his duties in such sum and with such surety or sureties as the directors shall determine. He shall have charge and custody of and 5 be responsible for all funds and securities of the corporation; receive and give receipts for monies due and payable to the corporation from any source whatsoever, and deposit all such monies in the name of the corporation in such banks, trust companies or other depositories as shall be selected in accordance with these By-Laws and in general perform all of the duties incident to the office of treasurer and such other duties as from time to time may be assigned to him by the president or by the directors.

9.  SALARIES.

    The salaries of the officers shall be fixed from time to time by the directors and no officer shall be prevented form receiving such salary by reason of the fact that he is also a director of the corporation.

ARTICLE V—CONTRACTS, LOANS, CHECKS AND DEPOSITS

1.  CONTRACTS

    The directors may authorize any office or officers, agent or agents, to enter into any contract or execute and deliver and instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances.

2.  LOANS.

    No loans shall be contracted on behalf of the corporation and no evidence of indebtedness shall be issued in its name unless authorized by a resolution of the directors. Such authority may be general or confined to specific instances.

3.  CHECK, DRAFTS, ETC.

    All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation, shall be signed by such officer of officers, agent or agents of the corporation and in such manner as shall from time to time be determined by resolution of the directors.

4.  DEPOSITS.

    All funds of the corporation not otherwise employed shall be deposited form time to time to the credit of the corporation in such banks, trust companies or other depositories as the directors may select.

ARTICLE VI—CERTIFICATES FOR SHARES AND THEIR TRANSFER

1.  CERTIFICATE FOR SHARES.

    Certificates representing shares of the corporation shall be in such form as shall be determined by the directors. Such certificates shall be signed by the president and by the secretary or by such other officers authorized by law and by the directors. All certificates for shares shall be consecutively numbered or otherwise identified. The name and address of the stockholders, the number of shares and date of issue, shall be entered on the stock transfer books of the corporation. All certificates surrendered to the corporation for transfer shall be cancelled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and cancelled, except that in case of a lost, destroyed or mutilated certificate a new one may be issued therefore upon such terms and indemnity to the corporation as the directors may prescribe.

2.  TRANSFER OF SHARES.

    Upon the surrender of the corporation of the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, and cancel the old certificate; every such transfer shall be entered on the transfer book of the corporation which shall be kept at its principal office. The corporation shall be entitled to treat the holder of record of any share as the holder in fact thereof, and, accordingly, shall not be bound to reorganize an equitable or other claim to or interest in such share on the part of any other person whether or not it shall have express or other notice thereof, except as expressly provided by the laws of this state.

ARTICLE VII—FISCAL YEAR

    The fiscal year of the corporation shall begin on the first day of January in each year.

ARTICLE VIII—DIVIDENDS

    The directors may form time to time declare, and the corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law.

ARTICLE IX—SEAL

    The directors may provide a corporate seal which shall be circular in form and shall have inscribed thereon the name of the corporation, the state of incorporation, year of incorporation and the words, "Corporate Seal."

ARTICLE X—WAIVER OF NOTICE

    Unless otherwise provided by law, whenever any notice is required to be given to any shareholder or director of the corporation under the provisions of these By-laws or under the provisions of the Articles of Incorporation, a waiver to such notice, whether before or after the time stated wherein, shall be deemed equivalent to the giving of such notice.

ARTICLE XI—AMENDMENTS

    These By-laws may be altered, amended or repealed and new By-laws may be adopted by a vote of the stockholders representing a majority of all the shares issued and outstanding, at any annual stockholders; meeting or at any special stockholders' meeting when the proposed amendment has been set out in the notice of such meeting.

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EXHIBIT 2.3
ARTICLE I—OFFICES
ARTICLE II—STOCKHOLDERS
ARTICLE III—BOARD OF DIRECTORS
ARTICLE IV—OFFICERS
ARTICLE V—CONTRACTS, LOANS, CHECKS AND DEPOSITS
ARTICLE VI—CERTIFICATES FOR SHARES AND THEIR TRANSFER
ARTICLE VII—FISCAL YEAR
ARTICLE VIII—DIVIDENDS
ARTICLE IX—SEAL
ARTICLE X—WAIVER OF NOTICE
ARTICLE XI—AMENDMENTS